Exhibit (n)(4)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-2 and related Prospectus of FS KKR Capital Corp. of our report dated May 3, 2019, relating to the senior securities table appearing in this Registration Statement.

We also consent to the reference to our firm under the headings “Senior Securities” in such Prospectus.

/s/ RSM US LLP

Blue Bell, Pennsylvania
September 19, 2024